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                                                                Exhibit 10.60.1



                 FIRST AMENDMENT TO LEASE DATED JANUARY 1, 1989
                   (3969-3975 E. Bayshore Road -- Building 1)

      This First Amendment to Lease dated January 1, 1989 between Judd Properties, LLC, a California limited liability company (as assignee of Bay Laurel Investment Company, a California general partnership) and Southwall Technologies, Inc., a Delaware corporation (hereinafter called respectively Lessor and Lessee) for the premises commonly known as 3969-3975 E. Bayshore Road, Palo Alto, California (Building 1), shall be effective as of the 1st day of January, 2000.

                                    Recitals

      A. Lessee has exercised its First Option to Extend under Section 25 of the lease, and Lessor and Lessee by this amendment desire to establish the Fair Market Rental Value as required by Section 25.

      B. Lessor and Lessee desire to change the lease from what is commonly known as "triple net" to what is commonly known as "modified gross."

      C. The lease is hereby amended as set forth below.

                                    Agreement

      1. The base monthly rent for the first (1st) year of the First Extended Term per Section 25 of the lease ("Fair Market Rental Value") shall be Seventy Thousand Four Hundred Dollars ($70,400.00).

      2. As additional rent, Lessee shall pay to Lessor Lessee's "pro rata share" (as defined in Section 37 of the lease) of Lessor's "direct expenses" (as defined in Section 38 of the lease) in accordance with the following provisions:

            a. Lessor's annual direct expenses shall be estimated by Lessor from time to time and Lessee, throughout the term of the lease, shall pay to Lessor, each month, an amount equal to 1/12 of Lessee's pro rata share of Lessor's estimated annual direct expenses. Lessor shall deliver to Lessee within one hundred twenty (120) days after the expiration of each calendar year a reasonably detailed statement showing Lessor's actual direct expenses incurred during the preceding calendar year. If Lessee's payments under this Section 2 during the preceding calendar year exceed Lessee's pro rata share as indicated on said statement, Lessor shall pay to Lessee an amount equal to any excess payment within ten (10) days after delivery by Lessor to Lessee of said statement, subject to any offsets Lessor might otherwise have. If Lessee's payments under this
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Section 2 during said preceding calendar year were less than Lessee's pro rata share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

            b. These monthly payments of additional rent shall be due on the same day as the base rent is due, which is the first day of each month, and payment shall be in the form of a single check of an amount equal to the base rent plus the additional rent.

            c. Exhibit A attached hereto, and incorporated by this reference, reflects Lessee's pro rata share of Lessor's estimated annual direct expenses for the calendar year 2000.

            d. As of the commencement of the First Extended Term of the lease, Lessee's monthly rent for direct expenses under this Section 2 shall be Two Thousand Two Hundred Forty Dollars ($2,240.00), bringing the total monthly rent due under Sections 1 and 2 hereof to Seventy Two Thousand Six Hundred Forty Dollars ($72,640.00).

       3. A portion of the additional rent paid pursuant to Section 2 of this amendment shall be in lieu of Lessee's obligation to reimburse Lessor for insurance costs under Section 11(b) of the lease. All other provisions of
Section 11(b) shall remain binding on the parties.

      4. A portion of the additional rent paid pursuant to Section 2 of this amendment shall be in lieu of Lessee's obligation to reimburse Lessor for real estate taxes, or in the alternative, to pay them directly, under Section 32 of the lease. All other provisions of Section 32 shall remain binding on the parties.

LESSOR:                                LESSEE:

JUDD PROPERTIES, LLC, a                SOUTHWALL TECHNOLOGIES, INC.
California limited liability           a Delaware corporation
company


By /s/ F. Clay Judd                    By /s/ Billy R. Finley
   --------------------------             --------------------------
   Its President                          Its Vice President and CFO
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                                    EXHIBIT A

             3969-3975 E. Bayshore Road, Palo Alto, California 94303
                        Estimated Annual Direct Expenses
                           For The Calendar Year 2000

                                                                   Southwall's
                                 Total Estimated   Southwall's      Estimated
                                  Annual Expense  Pro rata Share  Annual Expense
                                  --------------  --------------  --------------

Real Estate Taxes                    $6,716.00         100%         $6,716.00
Property Insurance                   $2,575.00         100%         $2,575.00
Earthquake Insurance                 $9,428.00         100%         $9,428.00
Ground Maintenance                   $1,300.00        28.1%         $4,384.00
Tree Trimming, Spraying              $1,000.00         100%         $1,000.00
Paving                               $2,000.00         100%         $2,000.00
Fire Meter                           $   90.00         100%         $   90.00
                                                                    ---------

Total Estimated Direct Expenses for Calendar Year 2000              $26,193.00

$26,l93.00 -- 32,000 sq. ft. = $.82 cents

$.82 cents -- 12 months = $.07 cents per sq. ft. per month

$.07 cents per sq. ft. per month x 32,000 sq. ft. = $2,240.00 per month